Exhibit 10-N



                      RETIREMENT PLAN FOR OUTSIDE DIRECTORS
                                       OF
                                    GPU, INC.


                          As Amended and Restated as of

                                 August 8, 2000

                      RETIREMENT PLAN FOR OUTSIDE DIRECTORS
                                       OF
                                    GPU, INC.

                          As Amended and Restated as of

                                 August 8, 2000
                                 --------------



1.    Purpose

      The Retirement Plan for Outside Directors of GPU, Inc. (the "Plan") is designed to enhance the ability of GPU, Inc. (the "Corporation") to attract and retain competent and experienced Outside Directors by providing retirement benefits and death benefits for Eligible Outside Directors who retire or die after the Plan's Effective Date.

2.    Definitions

      Except as otherwise specified or as the context may otherwise require, the following terms have the meanings indicated below for all purposes of this Plan:

      "Board of Directors" means the board of directors of the Corporation.

      "Outside Director" means a member of the Board of Directors who, during the period involved, is not or was not an Officer or an employee of the Corporation or a subsidiary thereof.

      "Board Service" means service as an Outside Director of the Corporation both before and after the Effective Date.

      "Change in Control" means the occurrence during the term of the Plan of:

      1. An acquisition (other than directly from the Corporation) of any Common

Stock or other voting securities of the Corporation entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding shares of Common Stock or the combined voting power of the

Corporation's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Corporation or (ii) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Corporation (for purposes of this definition, a "Subsidiary"), (B) the Corporation or its Subsidiaries, or (C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

      2. The individuals who, as of August 1, 1996, are members of the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least seventy percent (70%) of the members of the Board of Directors; provided, however, that if the election, or nomination for election by the Corporation's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

      3.   The consummation of:

      (A)A merger, consolidation or reorganization with or into the Corporation or in which securities of the Corporation are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Corporation or in which the securities of the Corporation are issued where:

            (i) the shareholders of the Corporation, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

           (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least seventy percent (70%) of the members of the board of directors of the Surviving Corporation, or a corporation, directly or indirectly, beneficially owning a majority of the Voting Securities of the Surviving Corporation, and

          (iii) no Person other than (w) the  Corporation,  (x) any  Subsidiary,
      (y) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Corporation or any Subsidiary, or (z) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or Common Stock, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

     (B) A complete liquidation or dissolution of the Corporation; or

     (C) The sale or other disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Subsidiary).

      Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by the Corporation which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Common Stock or Voting Securities by the Corporation, and after such share acquisition by the Corporation, the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increases the percentage of the then outstanding shares of Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

      "Compensation" means the sum of: (a) the monthly retainer paid in cash to an Outside Director as compensation for services as a Director of the Corporation, excluding any fees paid for attendance at meetings of the Board of Directors or any committee of the Board of Directors, and also excluding any additional retainer paid for service as a Committee Chairman, and (b)
one-twelfth of the cash value of all shares awarded to, the Outside Director pursuant to the Restricted Stock Plan for Outside Directors as the annual award thereunder for the year preceding his or her Retirement, and not subsequently forfeited.

      The cash value of a share shall be its closing price as reported for New York Stock Exchange-Composite Transactions on the date of award.

      "Effective Date" means the date of initial adoption of this Plan by the Board of Directors.

      "Retirement or Retires" means the cessation of service as an Outside Director for any reason other than (i) acceptance of employment as an officer or employee of the Corporation or a subsidiary thereof or (ii) death.

3.    Eligibility

      An Outside Director who has completed at least fifty-four (54) months of Board Service, whether or not continuous, and who Retires or dies before Retirement on or after the Effective Date shall be eligible for benefits as provided herein. Upon the occurrence of a Change in Control, any person who was an Outside Director immediately prior to such Change in Control shall be eligible for benefits as provided herein upon Retirement or death before Retirement, whether or not such Outside Director has completed at least fifty-four (54) months of Board Service.

4.    Pension Benefits of Eligible Retired Outside Directors Before Death

      The accumulated amount of pension benefits payable to an Outside Director eligible to receive benefits hereunder shall be equal to the product of (a) the number of months of such Outside Director's Board Service under this Plan times
(b) the monthly compensation of such Outside Director at the date of such Outside Director's Retirement under the Plan. Such pension benefits shall be paid in monthly installments equal to the monthly compensation of each Outside Director at the date of such Outside Director's Retirement. Such pension benefits shall commence on the first day of the month following the Director's 60th birthday or the Director's Retirement under the Plan, whichever is later, and shall continue during the Retired Outside Director's life until the date when the total payments to the Retired Outside Director shall be equal to the Outside Director's accumulated pension benefits at the date of such Director's Retirement. Notwithstanding the foregoing, in the case of any retired Outside Director who again becomes an Outside Director after payment of his pension benefits hereunder has commenced, no further payments shall be made with respect to his pension benefits after the date on which he resumes Board Service, until his subsequent Retirement or death. The pension benefits payable under this
Section 4 or under Section 5 upon such Outside Director's subsequent Retirement or death (i) shall be determined by taking into account only the excess of (A) his total number of months of Board Service prior to July 1, 1997 over (B) the number of months for which he received pension benefit payments hereunder prior to his resumption of Board Service, and (ii) shall be based on his monthly compensation at the date of his subsequent Retirement or death.

      Notwithstanding the provisions of the preceding paragraph, an Outside Director may elect to have the accumulated amount of the pension benefits that become payable hereunder upon his or her Retirement or death before Retirement paid to the Outside Director, or to his or her surviving spouse (or, if applicable, designated beneficiary) in the event of his or her death before Retirement, in the form of a single lump sum payment. Such payment shall be in an amount that is Actuarially Equivalent (as defined in the GPU Companies Employee Pension Plan or any successor thereto and determined as of the first day of the month next following the date of the Outside Director's Retirement or earlier death) to the payments that otherwise would be made hereunder with respect to the Outside Director's accumulated pension benefits if such payments were made in the form, and if such payments commenced to be made at the time, provided in the preceding paragraph or in Section 5(b), as applicable. Such lump sum payment shall be made by no later than thirty (30) days following the date of the Outside Director's Retirement or earlier death.

      Subject to Section 13(a), any election made by an Outside Director under the preceding paragraph shall be effective only if it is made at least twenty-four (24) months (twelve (12) months, if the election is made on or before August 31, 1997) prior to the Outside Director's Retirement or earlier death. Any election so made may be revoked, and a new election may be made under the preceding paragraph, at any time; provided, however, that subject to Section 13(a), any such revocation or new election shall be effective only if it is made within the election period specified in the preceding sentence. Any such election, or any such revocation of an election, shall be made in writing, on a form that is furnished to the Outside Director for such purpose by the Personnel, Compensation and Nominating Committee and that is filed by the Outside Director with such Committee.

5.    Benefits Payable by Reason of Death of Eligible Outside
      Director

      In the event that an Outside Director who is eligible to receive benefits hereunder should die prior to receiving payment of the full amount of his or her accumulated pension benefits, the remaining portion of such Outside Director's accumulated pension benefits shall be paid as follows:

     (a) If the Outside Director dies after Retirement and if, at the time of his or her death, monthly installment payments were being made to the Outside Director, such payments shall continue to be made to the Outside Director's surviving spouse (or, if applicable, designated beneficiary) until the aggregate of the payments to the Outside Director and such surviving spouse or beneficiary shall be equal to the Outside Director's accumulated pension benefits at the date of such Director's Retirement.

     (b) If the Outside Director dies prior to Retirement, there shall be paid to the Outside Director's surviving spouse (or, if applicable, designated beneficiary) monthly installments equal to the monthly compensation of such Outside Director at the date of such Outside Director's death until the aggregate of the payments to such surviving spouse (or, if applicable, designated beneficiary) shall be equal to the Outside Director's accumulated amount of pension benefits at the date of the Outside Director's death. Payment of such monthly installments shall begin on the first day of the month next following the Outside Director's death or, if later, the first day of the month in which the Outside Director's 60th birthday would have occurred if the outside Director had survived. The provision of this Section 5(b) shall not apply if, at the time of the Outside Director's death, there is in effect an election made by the Outside Director under the second paragraph of Section 4.

6.  Change in Control

      Notwithstanding any other provision of the Plan to the contrary or any other form of payment otherwise elected hereunder, each Outside Director shall be permitted to make either one or both of the following special distribution elections: (a) to have his or her pension benefits distributed in the form of a single lump sum payment in the event of the Outside Director's Retirement upon the occurrence of a Change in Control, or (b) if a Change in Control occurs after the Outside Director's Retirement or earlier death but before all payments required to be made with respect to his or her accumulated pension benefits pursuant to Section 4 and Section 5(a) have been made, to have the payments that otherwise would be made hereunder with respect to the Outside Director's accumulated pension benefits after the date of such Change in Control paid in the form of a single lump sum payment.

      Subject to Section 13(a), any such election shall be effective only if it is made at least twelve (12) months prior to such Change in Control, and prior to the Outside Director's Retirement or earlier death. Any special election made under clause (a) or (b) of the preceding paragraph may be revoked, and a new special election may be made thereunder at any time; provided, however, that subject to Section 13(a), any such revocation or new election shall be effective only if it is made within the period specified in the preceding sentence. Any special election, or revocation of a special election, that may be made hereunder shall be made in the manner provided in the last sentence of the last paragraph of Section 4.

      The lump sum payment to be made to an Outside Director pursuant to his or her election under clause (a) of the second preceding paragraph shall be in an amount that is Actuarially Equivalent (as defined in the GPU Companies Employee Pension Plan or any successor thereto and determined as of the first day of the month next following the date of the Outside Director's Retirement) to the pension benefits that otherwise would be payable hereunder with respect to the Outside Director if such pension benefits were to commence upon the Outside Director's Retirement or 60th birthday, whichever is later. Such lump sum payment shall be made by no later than thirty (30) days following the date of the Outside Director's Retirement.

      The lump sum payment to be made pursuant to an Outside Director's election under clause (b) of the third preceding paragraph shall be in an amount that is Actuarially Equivalent (as defined in the GPU Companies Employee Pension Plan or any successor thereto and determined as of the first day of the month coincident with or next following the date on which the Change in Control occurs) to the payments that otherwise would be made hereunder with respect to the Outside Director's accumulated pension benefits after the date of such Change in Control. Such lump sum payment shall be made by no later than thirty (30) days following the date on which such Change in Control occurs.

7.    Designated Beneficiary of Eligible Outside Director

      If an Eligible Outside Director shall die without leaving a surviving spouse or if the Outside Director's surviving spouse shall die prior to payment in full of the outside Director's accumulated pension benefits, the payments which would otherwise have been made to the Outside Director's surviving spouse shall be made to the Outside Director's designated beneficiary (or beneficiaries). Such designations shall be made in writing on forms provided by the Corporation to the Outside Director. Any such designation by an Outside Director may be revoked by the Outside Director at any time before or after Retirement. Any such revocation shall be made in writing on a form provided by the Corporation to the Outside Director.

8.    Provision for Benefits

      All benefits payable hereunder shall be provided from the general assets of the Corporation. No Outside Director shall acquire any interest in any specific assets of the Corporation by reason of this Plan. An Outside Director shall have the status of a mere unsecured creditor of the Corporation with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Corporation to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes.

9.    Amendment and Termination

      The Board of Directors reserves the right to terminate this Plan or amend this Plan prospectively in any respect at any time, but no such amendment may reduce (a) the benefits of any Outside Director who has previously Retired hereunder, or (b) the benefits accrued hereunder by any Outside Director prior to the effective date of such termination or amendment. In addition, the definition of Change in Control in Section 2, the last sentence in Section 3, the last paragraph in Section 4, this Section 9, and the last sentence of
Section 10 may not be amended or modified,  and the Plan may not be  terminated,
(i) at the request of a third party who has indicated an intention or taken steps to effect a Change in Control and who effectuates a Change in Control,
(ii) within six (6) months prior to, or otherwise in connection with, or in anticipation of, a Change in Control which has been threatened or proposed and which actually occurs, or (iii) following a Change in Control, if the amendment, modification or termination adversely affects the rights of any Outside Director under the Plan.

10.   Administration

      This Plan shall be administered by the Personnel, Compensation, and Nominating Committee of the Board of Directors. Such Committee's final decision, in making any determination or construction under this Plan and in exercising any discretionary power, shall in all instances be final and binding on all persons having or claiming any rights under this Plan. Notwithstanding the foregoing, any determination made by the Committee after the occurrence of a Change in Control that denies in whole or in part any claim made by any individual for benefits under the Plan shall be subject to judicial review, under a "de novo", rather than a deferential, standard.

11.   Miscellaneous

      Nothing herein contained shall be deemed to give any Outside Director the right to be retained as a director of the Corporation, nor shall it interfere with the Outside Director's right to terminate such directorship at any time. An Outside Director's rights to payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer (other than transfer by will or by the laws of descent and distribution, in the absence of a beneficiary designation), assignment, pledge, encumbrance, attachment or garnishment by creditors of the Outside Director or his or her spouse or other beneficiary.

12.   Phase Out of Plan

      Notwithstanding any other provision in this Plan to the contrary, the provisions of this Section 12 shall apply on or after July 1, 1997.

     (a) No individual who first becomes an Outside Director on or after July 1, 1997 shall be entitled to receive any pension benefits under this Plan.

     (b) For purposes of determining the amount of pension benefits payable under Section 4, 5 or 6 with respect to any individual who is an Outside Director on July 1, 1997, the number of months of such Outside Director's Board Service shall be determined by taking into account only months of Board Service completed prior to July 1, 1997.

      (c)In the case of any individual who is an Outside Director on July 1, 1997, his or her Board Service on and after such date shall be taken into account for purposes of determining his or her eligibility under Section 3 for benefits payable under the Plan.

13.   Additional Change in Control Provisions

      In the event of a Change in Control, the provisions set forth below shall apply, notwithstanding any other provisions of the Plan to the contrary.

      (a) The regular distribution election provided for under Section 4 and any special distribution election provided for under Section 6 may be made by an Outside Director, and any such election previously made by an Outside Director may be revoked and a new election made by the Outside Director under such Sections, at any time during the period beginning on the date of any agreement entered into by the Corporation which provides for the occurrence of one or more transactions which, if consummated, would constitute a Change in Control, and ending on the 45th day after such date (the "Window Period"). Any election, or revocation of an election, that may be made pursuant to this Section 13(a) shall be made in the manner set forth in Section 4. Any election, or revocation of an election under Section 4 that is made pursuant to this Section 13(a) shall be effective only if the transactions provided for in the agreement referred to in the preceding sentence are consummated.

      (b) In the case of any Outside Director whose Retirement has not otherwise occurred prior to a Change in Control, such Outside Director's Retirement shall be treated, for purposes of this Plan, as occurring on the date on which such Change in Control occurs, unless an election under (c) below is in effect for the Outside Director at the time of such Change in Control.

      (c) During the Window Period or on any date thereafter that is at least one year prior to the date on which a Change in Control occurs, an Outside Director may make an election under this Section 13(c) pursuant to which, if he or she is designated to serve as a member of the Successor Board (as hereinafter defined) immediately following the occurrence of a Change in Control, the Outside Director's Retirement under this Plan will not be treated as occurring on the date of the Change in Control but instead, will be treated as occurring on the date on which his or her service as a member of the Successor Board terminates for any reason other than death. For purposes of this Section 13, the term "Successor Board" shall mean the board of directors of the corporation described in Section 13(e)(i). An election under this Section 13(c) shall be made in the manner set forth in Section 4.

      (d) In the case of any Outside Director for whom an election under Section 13(c) is in effect at the time of a Change in Control, the Outside Director's accumulated pension benefits shall become payable upon his or her Retirement or earlier death subsequent to the Change in Control. Payment of such benefits shall be made at the time or times, and in the form, specified in Section 4 or
5. The amount of accumulated pension benefits so payable shall be the amount that would have been payable with respect to the Outside Director under Section 4 if his or her Retirement had occurred on the date on which the Change in Control occurred.

      (e) With respect to all periods subsequent to the occurrence of a Change in Control, the following terms shall have the following meanings:

            (i) the term "Corporation" shall refer to the corporation whose acquisition of the Common Stock of the Corporation or substantially all of its assets, or whose merger with the Corporation, results in the occurrence of the Change in Control;

            (ii) the term "Board of  Directors"  shall refer to the Successor
                 Board; and

            (iii) the term "Personnel, Compensation and Nominating Committee" shall refer to the committee of the Successor Board that has responsibility for the administration of the Plan after the occurrence of the Change in Control.